UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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AVANIR PHARMACEUTICALS
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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[Avanir Pharmaceuticals Letterhead]
IMPORTANT REMINDER TO SHAREHOLDERS
February 6, 2008
Dear Shareholder:
Proxy Material for the annual meeting of shareholders of Avanir Pharmaceuticals (the “Company” or “Avanir”) was sent to you recently. According to our records, your proxy for this meeting, which will be held on Thursday, February 21, 2008, has not been received.
IMPORTANT RECENT DEVELOPMENT
RiskMetrics Group, formerly, Institutional Shareholder Services (ISS), the leading proxy advisory firm that issues voting recommendations to institutional investors and others, has recommended that holders of AVANIR Pharmaceuticals common stock vote “FOR” all proposals on the agenda for the Annual Meeting, including the proposal to change the domicile of AVANIR Pharmaceuticals from California to Delaware.
Regardless of the number of shares you own, it is important that they are represented and voted at the annual meeting. ACCORDINGLY, PLEASE TAKE A MOMENT NOW TO VOTE BY ANY OF THE THREE METHODS IDENTIFIED BELOW:
1.	Vote by telephone: Call 1-800-714-3312. Have your 12-digit control number listed on your Voting Instruction Form available and follow the simple instructions.
2.	Vote by Internet: Go to www.proxyvote.com. Have your 12-digit control number listed on your Voting Instruction Form available and follow the simple instructions.
3.	Vote by Mail: Vote, sign, date and mail the enclosed proxy in the postage-paid envelope included for your convenience.
YOUR VOTE IS IMPORTANT AND BY VOTING NOW, YOU MAY HELP SAVE THE COMPANY ADDITIONAL PROXY SOLICITATION COSTS. THE DEADLINE TO SUBMIT YOUR VOTING INSTRUCTIONS OVER THE TELEPHONE OR THROUGH THE INTERNET IS 11:59 P.M., EASTERN TIME, ON FEBRUARY 20, 2008.
Thank you for your response.

Sincerely,
/s/ Keith A. Katkin
Keith A. Katkin
President and Chief Executive Officer